As filed with the Securities and Exchange Commission on April 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

VELO3D, INC.

(Exact name of Registrant as specified in its charter)

Delaware	98-1556965
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2710 Lakeview Court
Fremont, California 94538

(Address of Principal Executive Offices) (Zip Code)

VELO3D, INC. 2021 EQUITY INCENTIVE PLAN

VELO3D, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Nancy Krystal

Vice President, General Counsel

Velo3D, Inc.

2710 Lakeview Court

Fremont, California 94538

(Name and address of agent for service)

(408) 610-3915

(Telephone number, including area code, of agent for service)

Copies to:

Thomas M. Rose

Nicole A. Edmonds

Alexander T. Yarbrough

Troutman Pepper Locke LLP

111 Huntington Avenue, 9th Floor

Boston, Massachusetts 02199

(617) 239-0100

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Velo3D, Inc., a Delaware corporation (the “Registrant”), is filing this registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register (a) 1,230,382 additional shares of common stock, par value $0.00001 per share (“Common Stock”), available for issuance under the Velo3D, Inc. 2021 Equity Incentive Plan (the “2021 EIP”), pursuant to the evergreen provisions of the 2021 EIP providing for an annual 5% automatic increase in the number of shares reserved for issuance under the 2021 EIP, and (b) 246,076 additional shares of Common Stock available for issuance under the Velo3D, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to the evergreen provisions of the 2021 ESPP providing for an annual 1% automatic increase in the number of shares reserved for issuance under the 2021 ESPP.

In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s prior registration statements on Form S-8 filed with the Commission on December 6, 2021 (Registration No. 333-261508) (including the reoffer prospectus contained therein), March 28, 2022 (Registration No. 333-263895), March 20, 2023 (Registration No. 333-270695), April 3, 2024 (Registration No. 333-278497) (including the post-effective amendment thereto), and April 7, 2025 (Registration No. 333-286429), except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 31, 2026 pursuant to Section 13 of the Exchange Act;

(b) the Registrant’s Current Reports on Form 8-K filed with the Commission on February 20, 2026, March 6, 2026, and March 24, 2026;

(c) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(d) the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 18, 2025, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report deemed to be furnished but not filed on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
4.1	Certificate of Incorporation of Velo3D Inc.	8-K	001-39757	3.1	October 5, 2021

4.2	Certificate of Amendment to the Certificate of Incorporation of Velo3D, Inc.	8-K	001-39757	3.1	June 9, 2023

4.3	Certificate of Amendment to the Certificate of Incorporation of Velo3D, Inc.	8-K	001-39757	3.1	June 12, 2024

4.4	Certificate of Amendment to the Certificate of Incorporation of Velo3D, Inc.	8-K	001-39757	3.1	July 2, 2025

4.5	Certificate of Amendment to the Certificate of Incorporation of Velo3D, Inc.	8-K	001-39757	3.1	July 25, 2025

4.6	Second Amended and Restated Bylaws of Velo3D, Inc.	8-K	001-39757	3.1	December 26, 2024

5.1	Opinion of Troutman Pepper Locke LLP					X

23.1	Consent of Frank, Rimerman + Co. LLP, independent registered public accounting firm					X

23.2	Consent of Troutman Pepper Locke LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this Registration Statement)					X

99.1	2021 Equity Incentive Plan	8-K	001-39757	10.5	October 5, 2021

99.2	Form of Option Award Agreement	8-K	001-39757	10.6	October 5, 2021

99.3	Form of RSU Award Agreement	8-K	001-39757	10.7	October 5, 2021

99.4	Form of Rollover Option Award Agreement	8-K	001-39757	10.8	October 5, 2021

99.5	Form of Restricted Stock Award Agreement	8-K	001-39757	10.9	October 5, 2021

99.6	Form of Stock Appreciation Right Award Agreement	8-K	001-39757	10.10	October 5, 2021

99.7	Form of Stock Bonus Award Agreement	8-K	001-39757	10.11	October 5, 2021

99.8	Form of Performance Shares Award Agreement	8-K	001-39757	10.12	October 5, 2021

99.9	2021 Employee Stock Purchase Plan	8-K	001-39757	10.13	October 5, 2021

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 2nd day of April, 2026.

VELO3D, INC.

/s/ Arun Jeldi
By:	Arun Jeldi
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nancy Krystal as his or her true and lawful attorney-in-fact, proxy and agent, with full power of substitution and resubstitution and full power to act, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arun Jeldi	Chief Executive Officer and Director	April 2, 2026
Arun Jeldi	(Principal Executive Officer)

/s/ Bernard Chung	Acting Chief Financial Officer	April 2, 2026
Bernard Chung	(Principal Financial and Accounting Officer)

/s/ Jason Lloyd	Director	April 2, 2026
Jason Lloyd

/s/ Kenneth Thieneman	Director	April 2, 2026
Kenneth Thieneman

/s/ Adrian Keppler	Director	April 2, 2026
Adrian Keppler

/s/ Stefan Krause	Director	April 2, 2026
Stefan Krause